Exhibit 21.1
SUBSIDIARIES OF THE REGISTRANT
The following lists the subsidiaries of WebMD Health Corp. and their respective jurisdictions of incorporation or formation:

Name	Jurisdiction
225 Summit Associates LLC	New Jersey
CLD Corporation	Delaware
Healtheon International LLC	Delaware
WebMD International, LLC	Delaware
WebMD Canada Ventures, Inc.	Canada
WebMD UK Limited	England & Wales
Healtheon Software India Private Limited	India
HLTH Domain Corporation	Delaware
Medical Information Services, LLC	Delaware
Medscape LLC	Delaware
Conceptis LLC	Delaware
eMedicine.com LLC	Delaware
PRX Holdings Corp.	Delaware
SNTC Holding, Inc.	Delaware
SYN Healthcare Service, Inc.	California
SYNC Corp.	New Jersey
WebMD Global LLC	Delaware
WebMD France	France
WebMD International, Inc.	Delaware
WebMD, LLC	Delaware
MedicineNet, Inc.	California
OnHealth Network LLC	Washington
BabyData.com, Inc.	Delaware
Demand Management, Inc.	Colorado
Health Decisions, Inc.	Colorado
Health Decisions International, LLC[1]	Colorado
WebMD Domain Corp.	Delaware
WebMD Health Services Group, Inc.	Delaware
Subimo LLC	Delaware
HealthShare Technology, Inc.	Delaware
Summex Corporation	Indiana
OW Corp.	Delaware
WebMD UK Limited	United Kingdom
WebMD Professional Services LLC	Delaware
Medsite LLC	Delaware

[1]	70% owned by Demand Management, Inc. and 30% owned by Health Decisions, Inc.